Exhibit 3.76
BYLAWS OF
NAUTRONIX, INC.
ARTICLE I
OFFICES
     SECTION 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 6868 Nancy Ridge Drive, Suites A & B, San Diego, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said County. Any such change shall be noted on the Bylaws of the Secretary opposite this Section, or this Section may be amended to state the new location.
     SECTION 2. OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.
ARTICLE II
SHAREHOLDERS’ MEETING
     SECTION 1. PLACE. All annual meetings of Shareholders and all other meetings of Shareholders shall be held either at the principal office or at any other place within or without the State of California which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.
     SECTION 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held on a date and time as set forth by the President no later than 120 days after the close of the corporation’s year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at which time the Shareholders shall elect by plurality vote a Board Of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meetings.
     SECTION 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called for any purpose or purposes whatsoever at any time by (a) the President, (b) the Board of Directors, (a) any two (2) or more members of said Board or (d) one (1) or more Shareholder(s) holding not less than one-tenth (1/10) of the voting power of the corporation.

               Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person or persons (other than the Board) entitled to call a special meeting of Shareholders, the officer receiving the request shall forthwith cause notice to be given to the Shareholders entitled to vote in accordance with ARTICLE II, SECTIONS 4 and 5 below, that a meeting will be held at a time requested by the person or persons calling the meeting not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice. Nothing contained in this Section shall limit or affect the time when a meeting of Shareholders called by action of the Board of Directors may be held.
     SECTION 4. NOTICE OR SHAREHOLDERS’ MEETING. All notice of meetings of Shareholders shall be sent or otherwise given not less than 10 or more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted or (b) in the case of the annual meeting, the matters which the Board of Directors intends at the time of giving the notice to present for action by the Shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom management intends at the time of the notice to present for election.
               If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a Director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of the State of California (hereinafter referred to as “Corporations code”), (b) an amendment of the Articles of Incorporation pursuant to Section 902 of the Corporations Code, (c) a reorganization of the corporation pursuant to Section 1201 of the Corporations Code or (d) a voluntary dissolution of the corporation pursuant to Section 1900 of the Corporations Code, the notice shall also state the general nature of that proposal.
     SECTION 5. MANNER OP GIVING NOTICE; AFFIDAVIT OP NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the corporation or given by the Shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.
               If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the corporation is returned to the corporation by the United States postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing, provided these notices or reports shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

               An affidavit of the mailing or other means of giving any notice of any Shareholder’s meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice and shall be filed and maintained in the minute book of the corporation.
     SECTION 6. WAIVER OF NOTICE BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice IF A QUORUM BE PRESENT, either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote but not present in person or by proxy, signs (a) a written waiver or notice, (b) a consent to the holding of such meeting or (c) an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
               Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.
     SECTION 7. PROXIES. Every Shareholder entitled to vote or to execute consents may do so, either in person or by written proxy executed in accordance with the provisions of Section 705 of the Corporations Code and filed with the Secretary of the corporation.
     SECTION 8. ADJOURNED MEETING AND NOTICE THEREOF. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.
               When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of ARTICLE II, SECTIONS 4 and 5. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.
     SECTION 9. VOTING. Unless a record date set for voting purposes be fixed as provided in ARTICLE VII, SECTION 1, of these Bylaws, then subject to the provisions of Section 702 to Section 704, inclusive, of the Corporations Code, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Any Shareholder entitled to vote on any matter (other than elections of Directors or Officers) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the Shareholder fails to specify the number of shares such Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to all shares such Shareholder is entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for Directors must be by ballot upon demand by a Shareholder at any election and before the voting begins.
     SECTION 10. QUORUM. At all meetings of the Shareholders for the transaction of business, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be required and shall constitute a quorum except as otherwise provided by (a) law, (b) the Articles of Incorporation or (c) these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     SECTION 11. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any Shareholder giving a written consent, or the Shareholder’s proxy holders, or a transferee of the shares or a personal representative of the Shareholder or his respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.
               If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in ARTICLE II, SECTION 5. In the case of approval of (a) contracts or transactions in which a Director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code, (b) indemnification of agents of the corporation pursuant to Section 317 of the Corporations Code, or (c) a reorganization of the corporation pursuant to Section 1201 of the Corporations Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     SECTION 12. INSPECTORS OF ELECTION. Before any meeting of Shareholders the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting or by the chairman at the meeting.
               The duties of these inspectors shall be as follows:
          (a) determine the number of shares outstanding and the voting power of: the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
          (b) receive votes, ballots or consents;
          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;
          (d) count and tabulate all votes or consents;
          (e) determine the election result; and
          (f) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.
ARTICLE III
DIRECTORS, MANAGEMENT
     SECTION 1. POWERS. Subject to the limitation of (a) the Articles of Incorporation, (b) the Bylaws and (c) the laws of the State of California as to action to be authorized or approved by the Shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.
     SECTION 2. NUMBER AND QUALIFICATION. The authorized number of Directors shall be two (2) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by approval of the outstanding shares. In the event that the number of Directors is, or at any time becomes, five (5) or more, then an amendment reducing the number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

     SECTION 3. ELECTION AND TENURE. The Directors shall be elected by ballot at the annual meeting of the Shareholders to serve for one (1) year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.
     SECTION 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by approval of the Shareholders. Each Director so elected shall hold office until his successor is elected at an annual meeting of the Shareholders or at a special meeting called for that purpose.
               The Shareholders may elect a Director at any time to fill any vacancy not filled by the Director and may elect the additional Directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of Directors.
               A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director or, if (a) the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of the court or convicted of a felony, (b) the Shareholders shall increase the authorized number of Directors but shall fail to duly elect the additional Director so provided for or (C) the Shareholders fail at any time to elect the full number of authorized Directors.
               If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation shall become effective.
               No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.
     SECTION 5. REMOVAL. The entire Board of Directors or any individual Director may be removed from office as provided by Section 303 of the Corporations Code.
     SECTION 6. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
     SECTION 7. ANNUAL MEETINGS. The annual meetings of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders for the purpose of electing Officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

     SECTION 8. OTHER REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on call of the President. The President shall give notice of such meetings in the manner provided for Special Meetings set forth in ARTICLE III, SECTION 9.
     SECTION 9. SPECIAL MEETINGS-NOTICE. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or by any two (2) Directors.
               Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at the Director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director which the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principle executive office of the corporation.
     SECTION 10. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or, wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting the lack of notice to that Director before the meeting or at its commencement.
     SECTION 11. ADJOURNMENT. A majority of the Directors present whether or not constituting a quorum, may adjourn any meeting to another time and place.
     SECTION 12. NOTICE OP ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting in the manner specified in ARTICLE III, SECTION 9, to the Directors who were not present at the time of the adjournment.
     SECTION 13. QUORUM. A majority of the authorized number of Directors shall constitute a quorum of the transaction of business, except to adjourn as provided in ARTICLE III, SECTION 11. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of the Corporations Code (as to appointment of committees), and Section 317(e) of the Corporations Code (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
     SECTION 14. DIRECTORS’ ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors under and pursuant to the Corporations Code may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed which relates to action taken by the Board of Directors by unanimous written consent shall state that it was by action of the Board of Directors by unanimous written consent and without a meeting and that said action is authorized by ARTICLE III, SECTION 14, and is in accordance with Section 307(c) of the Corporations Code. The Board of Directors may consent in writing, individually or collectively, to any and all action which they could properly take at a regular Directors’ meeting.
     SECTION 15. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director form serving the corporation in any other capacity as an Officer, agent, employee or otherwise, and receiving compensation for such services.
ARTICLE IV
COMMITTEES
     SECTION 1. COMMITTEES OP DIRECTORS. The Board of Directors may, by resolution adopt by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
          (a) the approval of any action which, the Corporations Code, also requires Shareholders’ approval or approval of the outstanding shares;
          (b) the filling of vacancies on the Board of Directors or on any committee;
          (c) the fixing of compensation of the Directors for serving on the Board or on any committee;
          (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

          (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
          (f) a distribution to the Shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
          (g) the appointment of any committee of the Board of Directors or the members thereof.
     SECTION 2. MEETINGS AND ACTION. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of ARTICLE III, SECTION 6 (Place of Meetings and Meetings by Telephone), 8 (Other Regular Meetings), 9 (Special Meetings — Notice), 13 (Quorum), 10 (Waiver of Notice), 11 (Adjournment), 12 (Notice of Adjournment) and 14 (Directors Action by Written Consent), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee. Special meetings of committees may also be called by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS
     SECTION 1. OFFICERS. The Officers of the corporation shall be a President, a Vice President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other Officers as may be appointed in accordance with the provisions of ARTICLE V, SECTION 3. One (1) person may hold two (2) or more offices.
     SECTION 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of ARTICLE V, SECTION 3 or SECTION 5, shall be chosen annually by the Board of Directors; and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.
     SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors at any regular or special meeting of the Board; or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.
               Any Officer may resign at any time by given written notice to the Board of Directors or to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by the Bylaws for regular appointments to such office.
     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no president, the Chairman of the Board shall, in addition, be the chief executive officer of the corporation and shall have the powers and duties prescribed in ARTICLE V, SECTION 7.
     SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business affairs of the corporation. He shall (a) preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors, (b) be an ex-officio member of all the standing committees, including the executive committee, if any, (c) have the general powers and duties of management usually vested in the office of President of a corporation and (d) have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.
     SECTION 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall have such powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.
     SECTION 9. SECRETARY. The Secretary shall keep, or cause to be kept, a Book of Minutes at the principal office (or such other place as the Board of Directors may order) of all meetings of Directors and Shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meeting and the proceedings thereof.

               The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation
               The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
     SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.
               The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND OTHER AGENTS
     The corporation shall, to the maximum extent permitted by the Corporations Code, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Article, an “agent” of the corporation includes any person who is or was a Director, Officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
ARTICLE VII
MISCELLANEOUS
     SECTION 1. RECORD DATE. The Board of Directors may fix a time in the future not exceeding 30 days prior to (a) the date of any meeting of Shareholders, (b) the date fixed for the payment of any dividend or distribution or for the allotment of rights or (c) when any change or conversion or exchange of shares shall go into effect as a record date for the determination of the Shareholders entitled to receive any such dividends, distribution or allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the Whole or any part of any such period.
     SECTION 2. INSPECTION OF RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the Shareholders and Directors and of the executive and other committees of the Directors shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate at any reasonable time and for a purpose reasonably related to his interests as a Shareholder or as a holder of a voting trust certificate. Any of the same shall be exhibited at any time when required at any Shareholders’ meeting by the demand of that Shareholder or those Shareholders owning at least five percent (5%) of the shares of represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a Shareholders’ meeting shall be made in writing upon the President, Secretary, Assistant Secretary or general manager of the corporation.
     SECTION 3. FINANCIAL STATEMENTS. A copy of the annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.
               Any Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation for an income statement of the corporation for the 3-month, 6-month, or 9-month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a balance sheet of the corporation as of the end of such period. The Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 days after the receipt of such request. If the corporation has not sent to the Shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such Shareholder or Shareholders within 30 days after such request.
               The corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

               The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized Officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.
     SECTION 4. INSPECTION BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind an the physical properties of the corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
     SECTION 5. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall, during the period commencing on July 1st and ending on December 31st in each year, file with the Secretary of State of California, on the prescribed form, a statement setting forth the authorized number of Directors, the name and complete business or residence addresses of all incumbent Directors, the name and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code.
     SECTION 6. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issue in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.
     SECTION 7. ANNUAL REPORT OP SHAREHOLDERS. The annual report of Shareholders referred to in Section 1501 of the Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.
     SECTION 8. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
     SECTION 9. CERTIFICATE OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each Shareholder when any such shares are fully paid. All such certificates shall be signed by the President or Vice President and the Secretary or an Assistant Secretary or authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Each certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers before issuance. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on its face the amount of remaining Unpaid balance and the terms of payment thereof.
     SECTION 10. LOST CERTIFICATES. Except as hereinafter in this section provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     SECTION 11. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said Officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such Officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said Officers.
     SECTION 12. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.
     SECTION 13. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation, trust or partnership as well as a natural person.
ARTICLE VIII
AMENDMENTS
     SECTION 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of Shareholders entitled to exercise a majority of the voting power of the corporation or by written assent of such Shareholders, except as otherwise provided by law.

     SECTION 2. POWER OF DIRECTORS. Subject to the right of the Shareholders as provided in ARTICLE VIII, SECTION 1, to adopt, amend or repeal Bylaws, Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors, may be adopted, amended or repealed by the Board of Directors.
     KNOW ALL MEN BY THESE PRESENTS:
     That the undersigned, being the Directors of NAUTRONIX, INC. hereby assents to the foregoing Bylaws and adopts same as the Bylaws of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand as of the 7th day of February, 1990.

/s/ Randall L. Jones
RANDALL L. JONES

/s/ Alan Tribe
ALAN TRIBE

CERTIFICATE OF SECRETARY
     I, the undersigned, do hereby certify:
     (1) That I am the duly elected and acting Secretary of NAUTRONIX, INC., a California corporation, and
     (2) That the foregoing Bylaws, comprising 20 pages, including this page, constitute the Bylaws of said corporation, as duly adopted at a meeting of the Board of Directors thereof duly held as of February 7, 1990.
     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation as of February 7, 1990.

/s/ Randall L. Jones
RANDALL L. JONES